Exhibit 99.1
Contacts:
Stephanie Ascher, Stern Investor Relations, Inc., (212) 362-1200, stephanie@sternir.com
Martina Schwarzkopf, Ph.D., Russo Partners, (212) 845-4292, martina.schwarzkopf@russopartnersllc.com
Tony Russo, Ph.D., Russo Partners, (212) 845-4251, tony.russo@russopartnersllc.com

FOR IMMEDIATE RELEASE:

Endocyte Reports First Quarter 2013 Financial Results and Business Update

-     Preparing for Potential Commercialization in Europe and Expanding SMDC Pipeline -

-     Conference call today at 4:30 p.m. EDT -

West Lafayette, Ind., May 2, 2013 – Endocyte, Inc. (NASDAQ Global Market: ECYT), a biopharmaceutical company developing targeted small molecule drug conjugates (SMDCs) and companion imaging diagnostics for personalized therapy in cancer and other serious diseases, today announced financial results for the first quarter ending March 31, 2013, and provided a business update.

“Enrollment for the PROCEED and TARGET trials for vintafolide and etarfolatide continued on schedule during the first quarter, and we began to establish a strong commercial presence in Europe in anticipation of potential EU approval at the end of the year,” said Ron Ellis, Endocyte’s president and chief executive officer.

“We are encouraged by the progression of our robust pipeline, based on our unique targeted approach to drug development,” Ron Ellis added. “That includes a recent presentation of the first clinical data to demonstrate the involvement of activated macrophage cells in osteoarthritis. We have demonstrated the ability to target this cell in numerous inflammatory indications and are preparing both the imaging diagnostic and therapeutic drug candidates for the clinical study next year. We also have been preparing our folate-targeted tubulysin drug candidate EC1456 to enter the clinic. We are completing the pre-clinical studies and expect to begin that Phase 1 trial in the third quarter.”

First Quarter 2013 Financial Results

Endocyte reported a net loss of $3.9 million, or $0.11 per basic and diluted share for the first quarter of 2013, compared to a net loss of $9.8 million, or $0.27 per basic and diluted share, for the same period in 2012.

Revenue was $14.5 million for the first quarter of 2013 associated with the collaboration with Merck. Of this revenue, $13.0 million related to the amortization of the $120.0 million upfront license payment, the $5.0 million milestone payment received related to the marketing authorization application (MAA) filings in the EU during the fourth quarter of 2012, and the $13.6 million in reimbursable research and development expenditures incurred prior to the first quarter of 2013. The remaining $1.5 million of revenue related to amortization of reimbursable research and development expenditures incurred during the first quarter of 2013. The amortization for both the upfront license fee and ongoing research and development services is recognized as revenue ratably over a performance period that began at the closing date of the agreement, April 27, 2012, and is expected to conclude at the end of 2014.

Research and development expenses were $12.3 million for the first quarter of 2013, compared to $6.4 million for the same period in 2012. The increase was driven by an increase in clinical trial expenses, development costs of the pre-clinical pipeline and compensation expense, partially offset by a decrease in manufacturing costs related to process and method validations for Endocyte’s lead candidates, vintafolide and etarfolatide. Merck funds manufacturing costs for vintafolide, along with a portion of the PROCEED trial and all of the TARGET trial costs, under the companies’ collaboration agreement. Adjusted research and development expenses were $8.0 million for the first quarter of 2013, net of the $4.3 million current period expenses reimbursable by Merck referred to above.

General and administrative expenses were $6.3 million for the first quarter of 2013, compared to $3.1 million for the same period in 2012. The increase in expenses was attributable to establishing commercial capability and an increase in compensation expenses.

Interest expense was $0 million in the first quarter of 2013 compared to $0.3 million in the same period in 2012. The company retired its credit facility in the second quarter of 2012 and the average debt balance was $12.9 million in the first quarter of 2012.

Cash, cash equivalents and investments were $185.9 million at March 31, 2013, compared to $201.4 million at Dec. 31, 2012 and $117.9 million at March 31, 2012. The increase compared to March 31, 2012, was attributable to the upfront payment from Merck of $120.0 million, the $5.0 million milestone payment from Merck in the fourth quarter of 2012 for the MAA filings and Merck’s reimbursement of certain research and development expenses, which was partially offset by the cash disbursements for operations and the repayment of the outstanding balance on the credit facility.

Financial Guidance

Endocyte confirmed prior guidance, expecting that its cash, cash equivalents and investments will be between $145.0 - $160.0 million at Dec. 31, 2013.

Upcoming Expected Milestones

•	Receive European Medicines Agency (EMA) decision on MAAs in the fourth quarter of 2013
•	File investigational new drug application (IND) and initiate clinical trial for folate-targeted tubulysin therapeutic in the third quarter of 2013
•	File IND and initiate clinical trial for prostate specific membrane antigen (PSMA)-targeted tubulysin therapeutic and companion imaging agent near the end of 2013 or early 2014
•	Under collaboration with Merck, initiate randomized trial for vintafolide in folate receptor-positive triple negative breast cancer in the fourth quarter of 2013
•	Top-line data expected from the Phase 2b TARGET trial in non-small cell lung cancer (NSCLC) in the first half of 2014
•	Completion of enrollment of 250 folate receptor-positive (100%) patients in the Phase 3 PROCEED trial and decision on the potential expansion of enrollment in the first half of 2014

Conference Call

Endocyte management will host a conference call today at 4:30 p.m. EDT.

U.S. and Canadian participants:	(877) 845-0711
International:	(760) 298-5081

A live, listen-only webcast of the conference call may also be accessed by visiting the Investor Relations section of the Endocyte website, www.endocyte.com.

A replay of the call will be available beginning at 7:30 p.m. EDT on May 2, until midnight EDT on May 8, 2013. To access the replay, please dial (855) 859-2056 (US/Canada) or (404) 537-3406 (International) and reference the conference ID 24158447. Additionally, the webcast will be recorded and available on the company's website for two weeks following the call.

Note on Non-GAAP Financial Measure

As used in this press release, the term “adjusted research and development expenses” is a financial measure that is not expressly recognized by accounting principles generally accepted in the United States, or GAAP. Adjusted research and development expenses are net of the amounts reimbursable during a period by Merck pursuant to the collaboration agreement for vintafolide which for US GAAP purposes are ultimately recorded as revenue. Endocyte provides adjusted research and development expense to enhance comparability with prior periods and uses it as a basis for guidance regarding future operations. A reconciliation of this non-GAAP measure to research and development expenses computed in accordance with GAAP is included in the financial tables below.

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About Endocyte

Endocyte is a biopharmaceutical company developing targeted therapies for the treatment of cancer and other serious diseases. Endocyte uses its proprietary technology to create novel SMDCs and companion imaging diagnostics for personalized targeted therapies. The company’s SMDCs actively target receptors that are over-expressed on diseased cells, relative to healthy cells. This targeted approach is designed to enable the treatment of patients with highly active drugs at greater doses, delivered more frequently and over longer periods of time than would be possible with the untargeted drug alone. The companion imaging diagnostics are designed to identify patients whose disease over-expresses the target of the therapy and who are therefore more likely to benefit from treatment.

For additional information, please visit Endocyte’s website at www.endocyte.com.

Forward Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to the potential regulatory approval and commercial launch of products, the success of the Merck collaboration, the initiation of future clinical trials, the enrollment period for and availability of data from ongoing and future clinical trials, and the company's timeline for seeking regulatory approval to initiate clinical trials for new compounds. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks that the company may experience delays in the completion of its clinical trials (whether caused by competition, adverse events, patient enrollment rates, unavailability of DOXIL or CAELYX, regulatory issues or other factors); risks that data from its clinical trials may not be indicative of subsequent clinical trial results; risks related to the safety and efficacy of the company’s product candidates; the goals of its development activities; estimates of the potential markets for its product candidates; estimates of the capacity of manufacturing and other facilities required to support its product candidates; projected cash needs; and expected financial results. More information about the risks and uncertainties faced by Endocyte, Inc. is contained in the company’s periodic reports filed with the Securities and Exchange Commission. Endocyte, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Endocyte, Inc.

Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2012	2013

Collaboration revenue	$—	$14,514
Operating expenses:
Research and development	6,417	12,259
General and administrative	3,094	6,256
Total operating expenses	9,511	18,515
Loss from operations	(9,511)	(4,001)

Interest income	13	140
Interest expense	(347)	(1)
Other expense, net	75	–
Net loss	$(9,770)	$(3,862)

Net loss per share – basic and diluted	$(0.27)	$(0.11)

Comprehensive loss	$(9,766)	$(3,901)

Weighted average number of common shares used in net loss per share – basic and diluted	35,798,530	35,930,265

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Endocyte, Inc.

Balance Sheets

(in thousands)

	As of December 31,	As of March 31,
	2012	2013
		(unaudited)
Assets
Cash, cash equivalents and investments	$201,378	$185,902
Other assets	12,701	14,359
Total assets	$214,079	$200,261

Liabilities and stockholders’ equity
Current liabilities	$10,478	$9,391
Deferred revenue, current portion	51,993	53,647
Deferred revenue, net of current portion	51,993	40,235
Other liabilities, net of current portion	42	49
Total stockholders’ equity	99,573	96,939
Total liabilities and stockholders’ equity	$214,079	$200,261

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Endocyte, Inc.

Reconciliation of Adjusted Research and Development Expenses

(in thousands, unaudited)

	For the Three Months Ended March 31,
	2012	2013
Research and development expenses	$6,417	$12,259
Amounts reimbursable by Merck	(325)	(4,275)
Adjusted research and development expenses	$6,092	$7,984

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